Exhibit 10.1

FORM OF SUBORDINATED NOTE PURCHASE AGREEMENT
This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of December 27, 2018, and is made by and among Quaint Oak Bancorp, Inc., a Pennsylvania corporation (“Company”), and the several purchasers of the Subordinated Notes named on Schedule I hereto (each a “Purchaser” and collectively, the “Purchasers”).
RECITALS
WHEREAS, Company has requested that the Purchasers purchase from Company up to $8.0 million in aggregate principal amount of Subordinated Notes (as defined herein), which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein).
WHEREAS, Company has engaged Ambassador Financial Group, Inc. as its exclusive placement agent (the “Placement Agent”) for the offering of the Subordinated Notes.
WHEREAS, each of the Purchasers is a “qualified institutional buyer,” as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or an “accredited investor” as such term is contemplated by Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act.
WHEREAS, the sale of the Subordinated Notes by Company is being made in reliance upon the exemption under Section 4(a)(2) of the Securities Act and the provisions of Rule 506(b) of Regulation D promulgated thereunder.
WHEREAS, each Purchaser is willing to purchase from Company a Subordinated Note in the principal amount set forth in Schedule I (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.
NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
1.          DEFINITIONS.
1.1          Defined Terms.  The following capitalized terms generally used in this Agreement and in the Subordinated Notes have the meanings defined or referenced below.  Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.
“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.
“Bank” means Quaint Oak Bank, a Pennsylvania-chartered stock savings bank and a wholly owned subsidiary of the Company.
“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Pennsylvania are permitted or required by any applicable law or executive order to close.
“Closing” has the meaning set forth in Section 2.4.
“Closing Date” means December 27, 2018.
“Company” has the meaning set forth in the preamble hereto and shall include any successor to Company by merger or otherwise.
“Company’s Liabilities” means Company’s obligations under the Transaction Documents.
“Company’s Reports” means (a) Company’s annual report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, (b) Company’s quarterly reports on Form 10-Q, as filed with the SEC since December 31, 2017, (c) any Current Report on Form 8-K, as filed or finished by Company with the SEC since December 31, 2017, (d) the Consolidated Report of Condition and Income on Form FFIEC 041 filed by the Bank for the period ended September 30, 2018 and (e) the Parent Company Only Financial Statements on Form FR Y-9SP for the period ended June 30, 2018.
“Disbursement” has the meaning set forth in Section 3.1.
“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.
“Event of Default” has the meaning set forth in the Subordinated Notes.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and the regulations of the SEC promulgated thereunder.
“FDIC” means the Federal Deposit Insurance Corporation.
“FRB” means the Board of Governors of the Federal Reserve System.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.
“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over Company or any of its Subsidiaries.

“Governmental Licenses” has the meaning set forth in Section 4.3.
“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.
“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including:  the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.
“Holder” has the meaning set forth in the Subordinated Notes.
“Indebtedness” means and includes:  (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Company and its Subsidiaries; and (ii) all obligations secured by any lien in property owned by Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the business of Company or Bank (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Company or Bank, repurchase arrangements, and indebtedness arising from interest rate hedging transactions) and consistent with customary  banking practices and applicable laws and regulations.
 “Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.
 “Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations or business of such Person, or (ii) would materially impair the ability of any Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to Company or Purchasers, (4) direct effects of compliance with this Agreement on the operating performance of Company or Purchasers, including expenses incurred by Company or Purchasers in consummating the transactions contemplated by this Agreement, and (5) the effects of any action or omission taken by Company with the prior written consent of Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes.

“Maturity Date” means January 15, 2029.
 “Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.
“Placement Agent” has the meaning set forth in the Recitals.
“Property” means any real property owned or leased by Company or any Affiliate or Subsidiary of Company.
“Purchaser or Purchasers” has the meaning set forth in the preamble hereto.
 “Regulation D” has the meaning set forth in the Recitals.
“Regulatory Agencies” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to Company, Bank or any of their Subsidiaries.
“Secondary Market Transaction” has the meaning set forth in Section 5.5.
“Securities Act” has the meaning set forth in the Recitals.
“SEC” means the Securities and Exchange Commission.
“Subordinated Note” means the Subordinated Note (or collectively, the “Subordinated Notes”) in the form attached as Exhibit A hereto and issued pursuant to the terms of this Agreement, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.
“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.
“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217 and 12 C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.
“Transaction Documents” has the meaning set forth in Section 3.2.1.
1.1          Interpretations.  The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided.  All references to the Agreement and Subordinated Notes shall be deemed to be to such documents as amended, modified or restated from time to time.  With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.
1.2          Exhibits Incorporated.  All Exhibits attached are hereby incorporated into this Agreement.
2.          SUBORDINATED DEBT.
2.1          General Matters.
2.1.1          Certain Terms.  Subject to the terms and conditions herein contained, Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes in an aggregate principal amount equal to the aggregate of the Subordinated Note Amounts.  Purchasers, severally and not jointly, each agree to purchase the Subordinated Notes from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes.  The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1.  The Subordinated Notes shall bear interest as set forth in the Subordinated Notes.  The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by Purchasers in accordance with the terms of the Subordinated Notes and this Agreement or (ii) Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes.
2.1.2          Subordination.  The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.

2.2          Maturity Date.  On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Notes shall be repaid in full.  Company acknowledges and agrees that Purchasers have not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless Company and Purchasers hereafter specifically otherwise agree in writing.
2.3          Unsecured Obligations; No Sinking Fund.  The obligations of Company to Purchasers under the Subordinated Notes shall be unsecured. The Subordinated Notes are not entitled to the benefit of any sinking fund.
2.4          The Closing.  The execution and delivery of the Transaction Documents (the “Closing”) shall occur at the offices of Company at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.
2.5          Payments.  Company agrees that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.
2.6          Right of Offset.  Each Purchaser hereby expressly waives any right of offset it may have against Company.
2.7          Use of Proceeds.  Company shall use the net proceeds from the sale of Subordinated Notes for general corporate purposes, including for the provision of additional liquidity and working capital.
3.          DISBURSEMENT.
3.1          Disbursement.  On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Company and Company has executed and delivered to Purchasers each of the Agreement and the Subordinated Notes and any other related documents in form and substance reasonably satisfactory to Purchasers, each Purchaser shall disburse the Subordinated Note Amount set forth next to its name in Schedule I in immediately available funds to Company in exchange for a Subordinated Note with a principal amount equal to such Subordinated Note Amount (the “Disbursement”).  The Company will deliver to the respective Purchaser one or more certificates representing the Subordinated Notes in definitive form (or provide evidence of the same with the original to be delivered by the Company by overnight delivery on the next calendar day in accordance with the delivery instructions of Purchaser), registered in such names and denominations as such Purchasers may request.
3.2          Conditions Precedent to Disbursement.
3.2.1          Conditions to the Purchasers’ Obligations.  In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Company herein, prior to and as a condition of each Purchaser’s obligation to consummate the purchase of the Subordinated Note and to effect the Disbursement, Company shall deliver or cause to be delivered to Purchasers each of the following (or Purchaser shall waive, in writing, such delivery, which written waiver shall be binding only on the Purchaser granting such waiver):

3.2.1.1          Transaction Documents.  This Agreement and the Subordinated Notes (collectively, the “Transaction Documents”), each duly authorized and executed by Company.
3.2.1.2          Authority Documents.
a)	A copy, certified by the Secretary or Assistant Secretary of Company, of the Articles of Incorporation of Company;
b)	A certificate of subsistence of Company issued by the Commonwealth of Pennsylvania Department of State;
c)	A copy, certified by the Secretary or Assistant Secretary, of the Bylaws of Company;
d)
A copy, certified by the Secretary or Assistant Secretary of Company, of the resolutions of the board of directors of Company authorizing the execution, delivery and performance of the Transaction Documents; and

e)
An incumbency certificate of the Secretary or Assistant Secretary of Company certifying the names of the officer or officers of Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement.

3.2.1.3          Other Requirements.  Such other additional information regarding the Company, the Bank and any other Subsidiary of Company and their respective assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as a Purchaser or Placement Agent may reasonably require.
3.2.1.4          Officer’s Certificate.  A certificate signed on behalf of Company by a senior executive officer certifying that the representations and warranties of Company set forth in this Agreement are true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole (and except that (i) representations and warranties made as of a specified date shall only be required to be true and correct as of such date and (ii) the representations and warranties of Company set forth in Sections 4.2.1, 4.2.3 and 4.4.6 shall be true and correct in all respects).
3.2.1.5          Opinion of Counsel.  Purchasers and Placement Agent shall have received the opinion of Silver, Freedman, Taff & Tiernan LLP, counsel for the Company, dated the Closing Date, in the form annexed hereto as Exhibit B.

3.2.1.6          Aggregate Investments.  Prior to, or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Subordinated Note Amount set forth on such Purchaser’s signature page.
3.2.1.7          Other Documents.  Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request.
3.2.2          Conditions to Company’s Obligations. With respect to a given Purchaser, the obligation of Company to consummate the sale of the Subordinated Notes and to effect the Closing is subject to delivery by or at the direction of such Purchaser to Company each of the following (or written waiver by Company prior to the Closing of such delivery):
3.2.2.1          Transaction Documents. This Agreement, duly authorized and executed by such Purchaser.
3.2.2.2          Officer’s Certificate. A certificate signed on behalf of such Purchaser by a senior executive officer or other duly authorized officer certifying that the representations and warranties of such Purchaser set forth in this Agreement are true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date.
4.          REPRESENTATIONS AND WARRANTIES OF COMPANY.
 Company hereby represents and warrants to each Purchaser as follows:
4.1          Organization and Authority.
4.1.1          Organization Matters of Company and Its Subsidiaries.
4.1.1.1           Company is duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents.  Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect on Company and its Subsidiaries taken as a whole.  Company is duly registered as a savings and loan holding company under the Home Owners’ Loan Act, as amended.
4.1.1.2          Bank is validly existing as a Pennsylvania-chartered savings bank and has all requisite corporate power and authority to conduct its business and activities as presently conducted and to own its properties.  Bank is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect on Company and its Subsidiaries taken as a whole.  The deposit accounts of Bank are insured by the FDIC up to applicable limits.  Neither Company nor Bank has received any notice or other information indicating that Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of Bank as an FDIC-insured institution.

4.1.1.3          Schedule 4.1.1.3 lists each Subsidiary of Company (other than the Bank) or Bank, and each has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation or formation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect on Company and its Subsidiaries taken as a whole.  All of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Company or Bank, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of, or other equity interests in, any Subsidiary were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary or any other entity.
4.1.2          Capital Stock and Related Matters.  The Articles of Incorporation of Company authorize Company to issue 9,000,000 shares of common stock, par value $0.01 per share and 1,000,000 shares of serial preferred stock, par value $0.01 per share.  As of the date of this Agreement, there are 1,975,717 shares of the Company’s common stock issued and outstanding and no shares of the Company’s preferred stock issued and outstanding.  All of the outstanding capital stock of Company has been duly authorized and validly issued and is fully paid and nonassessable.  There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or obligating Company to grant, extend or enter into any such agreement or commitment to any Person except pursuant to Company’s equity incentive plans duly adopted by Company’s Board of Directors.
4.2          No Impediment to Transactions.
4.2.1          Transaction is Legal and Authorized.  The issuance of the Subordinated Notes, the borrowing of the aggregate of the Subordinated Note Amounts, the execution of the Transaction Documents and compliance by Company with all of the provisions of the Transaction Documents are within the corporate and other powers of Company.
4.2.2          Agreement.  This Agreement has been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligations of Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.3          Subordinated Notes.  The Subordinated Notes have been duly authorized by Company and when executed by the Company, issued and delivered to and paid for by the Purchasers in accordance with the terms of the Agreement, will have been duly executed, issued and delivered, and will constitute legal, valid and binding obligations of Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
4.2.4          No Defaults or Restrictions.  Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (i) violate, conflict with or result in a breach of, or constitute a default under:  (1) the Articles of Incorporation or Bylaws of Company; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Company or Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (4) any statute, rule or regulation applicable to Company, except, in the case of items (2), (3) or (4), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company and its Subsidiaries taken as a whole, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Company. Neither Company nor Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which Company or Bank is a party or by which Company or Bank or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company and its Subsidiaries taken as a whole.
4.2.5          Governmental Consent.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Company that have not been obtained, and no registrations or declarations are required to be filed by Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act or state securities laws or “blue sky” laws of the various states.
4.3          Possession of Licenses and Permits. Each of Company, Bank and the Bank’s Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on Company and its Subsidiaries taken as a whole; Company and each Subsidiary of Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect on Company and its Subsidiaries taken as a whole; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on Company and its Subsidiaries taken as a whole; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

4.4          Financial Condition.
4.4.1          Financial Statements.  The financial statements of Company or Bank, as applicable, included in Company’s Reports (including the related notes, where applicable), which have been provided to Purchasers (i) have been prepared from, and are in accordance with, the books and records of Company or Bank, as applicable; (ii) fairly present in all material respects the results of operations,  changes in stockholders’ equity and financial condition of Company or Bank, as applicable, and, where applicable, its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as required by any regulatory accounting practices.  The books and records of Company and Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.  Neither Company nor Bank has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company and Bank contained in Company’s Reports for the most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.
4.4.2          Controls. Company, Bank and the Bank’s Subsidiaries have established and maintain a system of internal control over financial reporting that pertain to the maintenance of records that accurately and fairly reflect the transactions and dispositions of the Company’s assets (on a consolidated basis), provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that Company’s and Bank’s receipts and expenditures and receipts and expenditures of each of the Company’s other Subsidiaries are being made only in accordance with authorizations of Company management and Board of Directors, and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets of the Company on a consolidated basis that could have a material effect on the financial statements.  The Company believes such internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.  Since the conclusion of the Company’s last completed fiscal year, to the Company’s knowledge there has not been and there currently is not (i) any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or Bank’s internal control over financial reporting and the internal control over financial reporting of each other applicable Subsidiary of the Company.  The Company (A) has implemented and maintains disclosure controls and procedures it believes are reasonably designed and maintained to ensure that material information relating to the Company is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within the Company and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s internal controls over financial reporting and of which the Company has knowledge.  Such disclosure controls and procedures are effective for the purposes for which they were established.

4.4.3          Absence of Default.  Since the date of the latest audited financial statements, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Company or Bank the right to accelerate the maturity of any material Indebtedness of Company or Bank.  Neither Company nor Bank is in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on Company and its Subsidiaries taken as a whole.
4.4.4          Solvency.  After giving effect to the consummation of the transactions contemplated by this Agreement, Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature.  No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Company or any Subsidiary of Company.
4.4.5          Ownership of Property.  Company and each of its Subsidiaries has good and marketable title as to all real property owned by it and good title to all assets and properties owned by Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank of Pittsburgh, inter-bank credit facilities, reverse repurchase agreements or any transaction by Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company or any of its Subsidiaries.  Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as are presently occupied and used by it.  Such existing Leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such Leases and lease commitments are as disclosed in all material respects in Company’s Reports.

4.4.6          No Material Adverse Change.  Except as disclosed in the Company’s Reports and as previously disclosed to the Purchaser, since the date of the latest audited financial statements included in Company’s Reports, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole.
4.5          Legal Matters.
4.5.1          Compliance with Law.  Except as disclosed in the Company’s Reports and as previously disclosed to the Purchaser, Company, Bank and each of their Subsidiaries (i) has complied with and (ii) is not under investigation with respect to, and have not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole.  Company, Bank and each of their Subsidiaries is compliant with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, and their own privacy policies and written commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees, except in each case where the failure to so comply would not result, individually or in the aggregate, in a Material Adverse Effect on Company and its Subsidiaries taken as a whole, and (y) at no time during the two (2) years prior to the date hereof has received any notice asserting any such violations.
4.5.2          Regulatory Enforcement Actions.  Company and its Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, the failure to comply with which would have a Material Adverse Effect on Company and its Subsidiaries taken as a whole.  None of Company, Company’s Subsidiaries nor any of their officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole, nor are, to Company’s knowledge, (a) any such restrictions threatened, or (b) any agreements, commitment letters, supervisory letters or similar regulatory correspondence, or other commitments being sought by any Governmental Agency.
4.5.3          Pending Litigation.  There are no actions, suits, proceedings or written agreements pending, or, to Company’s knowledge, threatened or proposed, against Company, Bank or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole or affect issuance or payment of the Subordinated Notes; and neither Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on Company and its Subsidiaries taken as a whole.

4.5.4          Environmental.  No Property is or, to Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither Company nor Bank has engaged in such activities.  There are no claims or actions pending or, to Company’s knowledge, threatened against Company or Bank by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.
4.5.5          Brokerage Commissions.  Other than with respect to the Placement Agent, neither Company nor any Affiliate of Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.
4.5.6          Investment Company Act.  Neither Company nor Bank is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended
4.6          No Misstatement.  No information, exhibit, report, schedule or document, when viewed together as a whole, furnished by Company to Purchasers in connection with the negotiation, execution or performance of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Purchasers and as of the Closing Date.
4.7          Tax Matters.  Each of Company and Bank has (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.
4.8          Offering of Securities.  Neither Company nor any Person acting on its behalf has taken any action which would subject the offering, issuance or sale of the Subordinated Notes to the registration requirements of the Securities Act.  Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subordinated Notes pursuant to the transactions contemplated by the Transaction Documents.  Assuming the accuracy of Purchasers’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Subordinated Notes by the Company to Purchasers.

4.9          Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement and in any certificate signed by an officer and delivered to the Purchasers pursuant to or in connection with this Agreement (to the extent provided prior to Closing) are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein or therein.  None of the representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to Purchasers by or on behalf of Company pursuant to or in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made and as of the Closing Date.
5.          GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.
Company hereby further covenants and agrees with each Purchaser as follows:
5.1          Compliance with Transaction Documents.  Company shall, and shall cause the Bank to, comply with, observe and timely perform each and every one of the covenants, agreements and obligations under the Transaction Documents.
5.2          Affiliate Transactions.  Company shall not itself, nor shall it cause, permit or allow any Subsidiary to enter into any transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Company except in the ordinary course of business and pursuant to the reasonable requirements of Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.
5.3          Compliance with Laws.
5.3.1          Generally.  Company shall comply and cause each of its Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole.
5.3.2          Regulated Activities.  Company shall not itself, nor shall it cause, permit or allow Bank or any other Subsidiary to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

5.3.3          Taxes.  Company shall and shall cause Bank and any other Subsidiary to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Company, Bank or any other Subsidiary or upon the income, profits, or property of Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of Company, Bank or any other Subsidiary.  Notwithstanding the foregoing, none of Company, Bank or any other Subsidiary shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Company, Bank and such other Subsidiary.
5.3.4          Corporate Existence.  Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of Bank and their respective rights and franchises, and comply in all material respects with all related laws applicable to Company, Bank or their Subsidiaries.
5.3.5          Dividends, Payments, and Guarantees During Event of Default.  During the continuance of an Event of Default and except as required by any federal or state Governmental Agency, Company agrees not to (a) declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of Company’s Indebtedness that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.
5.3.6          Tier 2 Capital.  If all or any portion of the Subordinated Notes ceases to qualify as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Company will immediately notify the Holders thereof, and thereafter Company and the Holders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital, if requested by Company.
5.4          Absence of Control.  It is the intent of the parties to this Agreement that in no event shall Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, Company, and Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company.

5.5          Secondary Market Transactions.  Each Holder shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”).  In connection with any such Secondary Market Transaction, the Company shall, at the Company’s expense, use all reasonable efforts and cooperate fully and in good faith with Holders and otherwise assist Holders in satisfying the market standards to which Holders customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transactions, but in no event shall the Company be required to incur more than $10,000 (without reimbursement) in costs or expenses in connection therewith.  Subject to any written confidentiality obligation, all information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Holder and to any Person reasonably deemed necessary by Holder in connection with such Secondary Market Transaction.  All documents, financial statements, appraisals and other data relevant to Company or the Subordinated Notes may be retained by any such Person.
5.6          Rule 144A Information.  While any Subordinated Notes remain “restricted securities” within the meaning of the Securities Act, Company will make available, upon request, to any seller of such Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
5.7          Other Indebtedness.  Except with the written consent of the holders of not less than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by Company or any of its Affiliates) of the Subordinated Notes at the time outstanding (which consent will not be unreasonably withheld, conditioned or delayed), the Company shall not and shall not permit the Company Subsidiaries to incur or permit to exist any indebtedness or liability for borrowed money ranking senior or pari passu to the Notes; provided, however, that this covenant shall not apply to deposit liabilities of the Company’s banking subsidiaries, repurchase agreements, federal funds borrowings, overdrafts, advances from any Federal Home Loan Bank or any Federal Reserve Bank or any other banking transaction entered into by such a subsidiary in the ordinary course of business, including, but not limited to, interest rate hedging agreements or other derivative contracts entered into by such subsidiary in the ordinary course of business, provided, further, that this covenant shall not apply at any time (a) following a change-in-control transaction as a result of which shareholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the outstanding securities of the Company entitled to vote for the election of directors following such change-in-control transaction or (b) after the Company merges with and into another entity having total assets immediately prior to the merger equal to or in excess of the Company’s total assets.
5.8          CUSIP Number.  Prior to the Closing Date, the Company shall cause a CUSIP number to be obtained for the Notes and printed on the Notes pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures.

6.          REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS.
Each Purchaser hereby represents and warrants to Company, and covenants with Company, severally and not jointly, as follows:
6.1          Legal Power and Authority.  It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  It is an entity duly organized, validly existing and in good standing under the laws its jurisdiction of organization.
6.2          Authorization and Execution.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Purchaser, and this Agreement, assuming due authorization, execution and delivery by the Company, is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
6.3          No Conflicts.  Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or the passage of time or otherwise) under (i) its organizational documents, (ii) any agreement to which it is party, (iii) any law applicable to it or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it, except, in the case of items (ii), (iii) or (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Purchaser.
6.4          Purchase for Investment.  It is purchasing the Subordinated Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same.  It has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.
6.5          Qualified Institutional Buyer or Accredited Investor.  It is and will be on the Closing Date (i) a “qualified institutional buyer” as such term is defined in Rule 144A promulgated under the Securities Act or (ii) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets.
6.6          Financial and Business Sophistication.  It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes.  It has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.
6.7          Ability to Bear Economic Risk of Investment.  It recognizes that an investment in the Subordinated Notes involves substantial risk.  It has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in Company.

6.8          Information.  It acknowledges that:  (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of Company and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; and (iii) it has availed itself of publicly available financial and other information concerning Company to the extent it deems necessary to make its decision to purchase the Subordinated Notes.  It has reviewed the information set forth in Company’s Reports and the exhibits and schedules hereto. It acknowledges that Company qualifies as a “smaller reporting company” and, as a result, Company has elected to scale its disclosures in the Company’s Reports filed with the SEC and that such Company’s Reports include less extensive disclosure than required of other reporting companies.
6.9          Access to Information.  It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of Company that have been requested of it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.
6.10          Investment Decision.  It has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other person or entity, including the Placement Agent.  Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on Company’s representations and warranties contained herein.  It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of Company made or contained in this Agreement.  Furthermore, it acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of it or provided it with any legal, tax or investment advice and (ii) nothing in this Agreement or any other materials presented by or on behalf of Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.
6.11          Private Placement; No Registration; Restrictive Legends.  It understands and acknowledges that the Subordinated Notes are being sold by Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it.  It is not subscribing for the Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.  It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note.  It further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement.

6.12          Placement Agent.  Purchaser will purchase the Subordinated Note directly from Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.
6.13          Tier 2 Capital.  If all or any portion of the Subordinated Notes ceases to qualify as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Company will immediately notify the Purchasers, and thereafter Company and the Purchasers will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital, if requested by Company.
6.14          Accuracy of Representations.  It understands that Company and Placement Agent will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Company and Placement Agent.
6.15          Representations and Warranties Generally.  The representations and warranties of Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein.  Any certificate signed by a duly authorized representative of Purchaser and delivered to the Company or to counsel for Company shall be deemed to be a representation and warranty by Purchaser to Company as to the matters set forth therein.
7.          TERMINATION.  Purchasers may terminate this Agreement (i) at any time prior to the Closing Date by written notice signed by all Purchasers to Company if Purchasers shall decline to purchase the Subordinated Notes for any reason permitted by this Agreement or (ii) on the Closing Date if any condition described in Section 3.2 is not fulfilled by the Company or waived in writing by the Purchasers on or prior to the Closing Date.  Any termination pursuant to this Section shall be without liability on the part of (i) Company to Purchasers or (ii) Purchasers to Company.
8.          MISCELLANEOUS.
8.1          Prohibition on Assignment by Company.  Except as described in Section 4 of the Subordinated Notes (Merger and Sale of Assets), Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes without the prior written consent of Purchasers.  In addition, in accordance with the terms of the Subordinated Notes, any transfer of such Subordinated Notes must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

8.2          Time of the Essence.  Time is of the essence of this Agreement.
8.3          Waiver or Amendment.  No waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes shall be effective except with the consent of the holders of not less than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each holder of an affected Subordinated Note, no such amendment or waiver may:  (i) reduce the principal amount of the Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note, (iv) change the currency in which payment of the obligations of Company under this Agreement and the Subordinated Notes are to be made; or (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of this Agreement or the Subordinated Notes, (vi) make any changes to this Section 8.3 or to Section 4 (Merger and Sale of Assets), Section 5 (Events of Default; Acceleration; Compliance Certificate), Section 7 (Negative Covenants), or Section 8 (Failure to Make a Payment) of the Subordinated Notes that adversely affects the rights of any holder of a Subordinated Note; or (vii) disproportionately affect any of the holders of the then outstanding Subordinated Notes.  Notwithstanding the foregoing, Company may amend or supplement the Subordinated Notes without the consent of the holders of the Subordinated Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any holder of any of the Subordinated Notes.  No failure to exercise or delay in exercising, by a Purchaser or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity.  No notice or demand on Company in any case shall, in itself, entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Purchasers to any other or further action in any circumstances without notice or demand.  No consent or waiver, expressed or implied, by Purchasers to or of any breach or default by Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Company hereunder.  Failure on the part of Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by Company.
8.4          Severability.  Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein.  Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

8.5          Notices.  Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next Business Day delivery, addressed:
if to Company:	Quaint Oak Bancorp, Inc. 501 Knowles Avenue Southampton, Pennsylvania 18966 Attn: Robert T. Strong President and Chief Executive Officer
with a copy to:	Silver, Freedman, Taff & Tiernan LLP 3299 K Street, N.W., Suite 100 Washington, D.C. 20007 Attn: Eric M. Marion, Esq.
if to Purchasers:	To the addresses indicated on Schedule I.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above.  Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next Business Day delivery was requested).
8.6          Successors and Assigns.  This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, unless a Purchaser consents in writing, no assignment made by Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of Company.  The term “successors and assigns” will include any Holder whose acquisition complied with the assignment procedures in the Subordinated Notes.
8.7          No Joint Venture.  Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with Company.

8.8          Documentation.  All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance satisfactory to such Purchaser.
8.9          Entire Agreement.  This Agreement and the Subordinated Notes along with the Exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.  No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.
8.10          Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to its laws or principles of conflict of laws.  Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.
8.11          No Third Party Beneficiary.  This Agreement is made for the sole benefit of Company and the Purchasers, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder, except that Placement Agent has the right to rely on the representations and warranties of Company set forth in Section 4 of this Agreement and on the representations and warranties of the Purchasers set forth in Section 6 of this Agreement.
8.12          Legal Tender of United States.  All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.
8.13          Captions; Counterparts.  Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
8.14          Knowledge; Discretion.  All references herein to Purchaser’s or Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices.  Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

8.15          Waiver of Right to Jury Trial.  TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, COMPANY AND PURCHASERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT EITHER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF COMPANY OR PURCHASERS.  COMPANY AND PURCHASERS EACH ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL.  COMPANY AND PURCHASERS EACH FURTHER ACKNOWLEDGE THAT (I) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY EACH OF THEM  AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO  TO ENTER INTO THIS AGREEMENT AND THE SUBORDINATED NOTES AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
8.16          Expenses.  Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.
8.17          Survival.  Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof.  Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature Pages Follow]

IN WITNESS WHEREOF, Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.
COMPANY:

QUAINT OAK BANCORP, INC.

By:
Name: Robert T. Strong Title: President and Chief Executive Officer

[Company Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, the Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.
PURCHASER:

By:

Its:

EXHIBIT A
FORM OF SUBORDINATED NOTE
6.50% Fixed to Floating Rate Subordinated Note due December 31, 2028.

THIS OBLIGATION (THIS “NOTE”) IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.
THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE CLAIMS OF CREDITORS (OTHER THAN CREDITORS OF EXISTING OR FUTURE SUBORDINATED DEBT) OF QUAINT OAK BANCORP, INC. (THE “ISSUER”), INCLUDING OBLIGATIONS OF THE ISSUER TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED.  IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE ISSUER OR ANY OF ITS SUBSIDIARIES.  IN THE EVENT OF LIQUIDATION ALL CREDITORS OF THE ISSUER (OTHER THAN CREDITORS OF EXISTING AND FUTURE SUBORDINATED INDEBTEDNESS OF THE ISSUER) SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS NOTE.  AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH CREDITORS, THE HOLDER OF THIS NOTE AND THE HOLDERS OF OTHER OBLIGATIONS RANKING PARI PASSU WITH THIS NOTE SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE ISSUER THE UNPAID PRINCIPAL AMOUNT OF THIS NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE ISSUER.
THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF.  ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.  ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS NOTE.
THIS NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS NOTE OR ANY INTEREST HEREIN.

Date: December 27, 2018	Principal
	Amount:	$[●],000,000

Cert. No. [●]	CUSIP:	74732T AA4

QUAINT OAK BANCORP, INC.
6.50% Fixed-to-Floating Rate Subordinated Note due December 31, 2028
1.          Payment.
(a)          Quaint Oak Bancorp Inc., a Pennsylvania corporation (the “Issuer”), for value received, hereby promises to pay to the order of [●] or its registered assigns (the “Holder”) the principal sum of [●] Million Dollars (U.S.) ($[●],000,000) plus accrued but unpaid interest on December 31, 2028 (the “Maturity Date”) and to pay interest in arrears on such principal amount at the initial rate of 6.50% per annum (computed on the basis of a 360-day year of twelve 30-day months) from December 27, 2018 until December 31, 2023, on March 31, June 30, September 30 and December 31 of each year (each, a “Fixed Interest Payment Date”). Thereafter, the Issuer will pay interest in arrears on the principal amount of this Note at a variable rate equal to three month LIBOR plus 375.2 basis points (computed on the basis of a 360-day year and the actual number of days elapsed in each month) payable each March 31, June 30, September 30 and December 31 (each a “Floating Interest Payment Date”).  “Interest Payment Date” shall mean any Fixed Interest Payment Date or Floating Interest Payment Date. The interest rate applicable to each quarterly Floating Interest Payment Date shall be the rate as determined pursuant to the preceding sentence on each December 15, March 15, June 15 and September 15.  If any payment of interest or principal is not paid in full when the same becomes due and payable, then interest will be compounded quarterly.
“LIBOR” means the 3-month USD LIBOR, which will be the offered rate for 3-month deposits in U.S. dollars, as that rate appears on the Reuters Screen LIBOR01 Page (or any successor page thereto) as of 11:00 a.m., London time, as observed two London banking days prior to the first day of the applicable floating rate interest period. If at any time while any Notes are outstanding LIBOR ceases to exist or be reported on the Reuters Screen, the Issuer shall select (with notice to each Holder) an alternative rate, including any spread adjustments thereto (the “Alternative Rate”). Issuer shall use its commercially reasonable judgment in determining the Alternative Rate based on that rate determined by the U.K Financial Conduct Authority (the “FCA”) and generally being used as the successor to 3-month USD LIBOR; if no such successor rate has been determined by the FCA, Issuer shall use its commercially reasonable judgment in determining the Alternative Rate generally being used as the successor to 3-month USD LIBOR; provided, however, that, in either case, if the Issuer is notified by holders of a majority of the Subordinated Notes within five (5) Business Days after the receipt by all holders of notice of such Alternative Rate selection that such holders reasonably believe that such Alternative Rate is not consistent with the successor for LIBOR, including any spread adjustments, generally used in quarterly pay floating rate obligations, then the Alternative Rate shall be the rate selected by the holders of a majority of the Subordinated Notes, each using their commercially reasonable judgment in identifying an alternative rate that is consistent with the successor for LIBOR, including any spread adjustments, generally used in quarterly pay floating rate obligations. In the event the holders of a majority of the Subordinated Notes cannot reach agreement on such Alternative Rate within fifteen (15) business days of the Issuer’s notification of its proposed Alternative Rate under this Section, the Alternative Rate shall be the rate identified by the holder of the largest principal amount of Notes, selected based on such holder’s commercially reasonable judgment as to an alternative rate that is consistent with the successor for LIBOR, including any spread adjustments, generally used in quarterly pay floating rate obligations.  All references herein to “LIBOR” will mean such Alternative Rate.

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(b)          Any payment of principal of or interest on this 6.50% Fixed to Floating Rate Subordinated Note (this “Note”) that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment for the period after such day.  The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the Commonwealth of Pennsylvania are generally authorized or required by law or executive order to be closed.
2.          Subordinated Notes.  This Note is one of a duly authorized issue of notes of the Issuer designated as 6.50% Fixed to Floating Subordinated Notes due January 15, 2029 (herein called the “Subordinated Notes”), limited in aggregate principal amount to $8,000,000.
3.          Subordination.  The indebtedness of the Issuer evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Issuer, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interest, if any, on: (a) all indebtedness of the Issuer for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other written instruments, and all obligations to the Issuer’s general and secured creditors; (b) any deferred obligations of the Issuer for the payment of the purchase price of property or assets acquired (other than such obligations to trade creditors related to property or assets acquired in the ordinary course of business); (c) all obligations, contingent or otherwise, of the Issuer in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of the Issuer; (e) all obligations of the Issuer in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements; (f) any obligation of the Company to its general creditors, as defined for purposes of the capital adequacy regulations of the FRB applicable to Company, as the same may be amended or modified from time to time; (g) all obligations of the type referred to in clauses (a) through (f) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and (h) all obligations of the types referred to in clauses (a) through (g) of other persons secured by a lien on any property or asset of the Issuer; except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or (iii) any indebtedness between the Issuer and any of its subsidiaries or Affiliates.  This Note is not secured by any assets of the Issuer.  “Affiliate” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.  “Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a governmental agency) or any other entity or organization.

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In the event of any bankruptcy, insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Note.  In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time, together with the holders of any obligations of the Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or any indebtedness between the Issuer and any of its subsidiaries or Affiliates or (ii) on account of any capital stock.
If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Issuer with respect to the Subordinated Notes.  The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.
4.          Merger and Sale of Assets.  The Issuer shall not merge into another entity or convey, transfer or lease substantially all of its properties and assets to any person, unless:
(a)          the continuing entity into which the Issuer is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Issuer shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Issuer to be performed or observed; and
(b)          immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.
5.          Events of Default; Acceleration; Compliance Certificate. Notwithstanding any cure periods provided for below, the Issuer shall promptly notify Holder in writing when Issuer becomes aware of the happening of any event described below. Regardless of whether Issuer has provided the forgoing notice, each of the following events shall constitute an “Event of Default”:

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(a)          the issuer fails to pay any principal or installment of interest on this Note when due (or, in the case of interest, within fifteen (15) days of its due date);
(b)          the Issuer materially fails to keep or perform any of its material agreements, undertakings, obligations, covenants or conditions under the Subordinated Note Purchase Agreement (the “Purchase Agreement”) or this Subordinated Note (other than as provided for under paragraph (a) above) and such failure continues for a period of thirty (30) days after the Issuer has received written notice thereof from the Holder;
(c)          any certification made to the Holder pursuant to the Purchase Agreement by the Issuer or otherwise made in writing to Holder in connection with or as contemplated by the Purchase Agreement or this Subordinated Note by the Issuer shall be materially incorrect or false as of the delivery date of such certification, or any representation to Holder by the Issuer as to the financial condition or credit standing of the Issuer is or proves to be materially false or misleading;
(d)          the entry of a decree or order for relief in respect of the Issuer by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of sixty (60) consecutive days; or
(e)          the Issuer (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature, or (iv) ceases to be a savings and loan holding company under the Home Owners’ Loan Act, as amended, or a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended; and
(f)          the liquidation of the Issuer (for avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Issuer or any of its subsidiaries).
Unless the principal of this Note already shall have become due and payable, if an Event of Default set forth in subsection (d) or (f) above shall have occurred and be continuing, the Holder of this Note, by notice in writing to the Issuer, may declare the principal amount of this Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable.  EXCEPT AS DESCRIBED IN THE PRECEDING SENTENCE, THERE IS NO RIGHT OF ACCELERATION IN THE CASE OF A DEFAULT IN THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THIS NOTE OR IN THE PERFORMANCE OF ANY OTHER OBLIGATION OF THE ISSUER HEREUNDER.
The Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. The Issuer, within forty-five (45) calendar days after the receipt of written notice from any Holder of the occurrence of an Event of Default with respect to this Note, shall mail to all Holders, at their addresses shown on the Security Register (as defined in Section 12 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing.

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6.          Affirmative Covenants of the Issuer.
(a)          Notice of Certain Events.  The Issuer shall provide written notice to the Holder of the occurrence of any of the following events within thirty calendar days of  the Issuer becoming aware of the occurrence of such event:
(i)          The total risk-based capital ratio, Tier 1 risk-based capital ratio, common equity Tier 1 risk-based capital ratio or leverage ratio of the Issuer and the Bank is less than ten percent (10.0%), eight percent (8.0%), six and one half percent (6.5%) or five percent (5.0%), respectively, as of the end of any calendar quarter;
(ii)          The Issuer, the Bank or any officer of the Issuer or the Bank, becomes subject to any formal, written regulatory enforcement action;
(iii)          The ratio of (A) non-accrual loans and any other loans that are ninety (90) days or more past due plus other real estate owned (excluding any such loans that are guaranteed or covered by any governmental agency or government-sponsored entity) to (B) total assets of the Issuer becomes greater than four percent (4.0%), as of the end of any calendar quarter;
(iv)          The appointment, resignation, removal or termination of the chief executive officer, president, chief operating officer, chief financial officer, chief credit officer, chief lending officer or any director of the Issuer;
(v)          There is a change in ownership, from the ownership on the Closing Date, of 25% or more of the outstanding securities of the Issuer entitled to vote for the election of directors; or
(vi)          The Issuer undertakes the issuance of any additional Indebtedness.
If the information described in this Section 6(a) is disclosed by the Issuer in filings the Issuer makes with the SEC, the Issuer will be deemed to have furnished written notice to the Holder in compliance with the requirements of this Section 6(a).  The Issuer may condition providing written notice under this Section 6(a) on the receipt of a confidentiality agreement executed by the Holder in a form reasonably acceptable to the Issuer.
(b)          Compliance with Laws.  The Issuer and each Subsidiary shall comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to result in a material adverse effect (i) in the condition (financial or otherwise), or in the earnings of the Issuer, whether or not arising in the ordinary course of business, or (ii) on the ability of the Issuer to perform its obligations under this Subordinated Note.
(c)          Taxes and Assessments.  The Issuer shall punctually pay and discharge all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Issuer.

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(d)          Compliance Certificate.  Not later than ninety (90) days following the end of each fiscal year, the Issuer shall provide each Holder with a certificate (the “Compliance Certificate”), executed by the principal executive officer and principal financial officer of the Issuer in their capacities as such, stating whether (i) the Issuer has complied with all notice provisions and covenants contained in this Note; (ii) an Event of Default has occurred; (iii) an event of default has occurred under any other indebtedness of the Issuer; and (iv) any event or events have occurred that in the reasonable judgment of the management of the Issuer would have a material adverse effect on the ability of the Issuer to perform its obligations under this Subordinated Note.
7.          Negative Covenants.
(a)          Limitation on Dividends.  The Issuer shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Issuer if either of the Issuer or the Bank is not “well capitalized” for regulatory purposes immediately prior to the declaration of such dividend or distribution, except for dividends payable solely in shares of common stock of the Issuer.
(b)          Certain Transactions. Subject to the provisions of Section 4, the Issuer shall not take any action, omit to take any action or enter into any other transaction that would have the effect of (i) the liquidation or dissolution of the Bank, (ii) the Bank ceasing to be an “insured depository institution” under Section 3(c)(2) of the Federal Deposit Insurance Act, as amended, or (iii) the Issuer owning less than one hundred percent (100%) of the capital stock of the Bank.

8.          Failure to Make Payment.  In the event of failure by the Issuer to make any required payment of principal or interest on this Note (and, in the case of payment of interest, such failure to pay shall have continued for fifteen (15) calendar days), the Issuer will, upon demand of the Holder, pay to the Holder the amount then due and payable on this Note for principal and interest (without acceleration of the Note in any manner), with interest on the overdue principal and interest at the rate borne by this Note, to the extent permitted by applicable law.  If the Issuer fails to pay such amount upon such demand, the Holder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer.
Upon the occurrence of a failure by the Issuer to make any required payment of principal or interest on the Note, or an Event of Default until such Event of Default is cured by the Issuer, the Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Issuer that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Issuer’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Issuer’s capital stock or the exchange or conversion of one class or series of the Issuer’s capital stock for another class or series of the Issuer’s capital stock; (iv) the purchase of fractional interests in shares of the Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Issuer’s common stock related to the issuance of common stock or rights under any benefit plans for the Issuer’s directors, officers or employees or any of the Issuer’s dividend reinvestment plans. The limitations imposed by the provisions of this Section 8 shall apply whether or not the Holder has notified the Issuer of an Event of Default.

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9.          Redemption.
(a)          Redemption Prior to Fifth Anniversary.  Subject to Section 9(f) hereof, this Note shall not be redeemable by the Issuer prior to the fifth anniversary of the date upon which this Note was originally issued to Holder (the “Issue Date”), except that in the event (i) ) the Company is subject to the consolidated capital requirements under applicable regulations of the FRB and after such time this Note no longer qualifies as “Tier 2” capital (as defined by the FRB) as a result of a change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the date of issuance of this Note,  (ii) of a Tax Event (as defined below) or (iii) the Issuer receives an opinion of counsel to Issuer that there is a material risk that the Issuer is or, within one hundred twenty (120) days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, the Issuer may redeem this Note in whole at any time, or in part from time to time at an amount equal to 100% of the principal amount outstanding plus accrued but unpaid interest and any late fee, if applicable, to but excluding the redemption date.  “Tax Event” means the receipt by the Issuer of an opinion of counsel to the Issuer that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Issuer on the Subordinated Notes is not, or within one hundred twenty (120) days after the receipt of such opinion will not be, deductible by the Issuer, in whole or in part, for United States federal income tax purposes.
(b)          Redemption on or after Fifth Anniversary.  On or after the fifth anniversary of the Issue Date, subject to Section 9(f) hereof, this Note shall be redeemable by the Issuer, in whole at any time, or in part from time to time, at a redemption price equal to 100% of the outstanding principal amount to be redeemed, plus accrued but unpaid interest thereon to but excluding the redemption date.
(c)          Partial Redemption.   If less than the then outstanding principal amount of this Note is redeemed, (i) a new Note shall be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the holders of the Subordinated Notes.  For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every holder thereof shall be redeemed.

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(d)          No Redemption at Option of Holder.  This Note is not subject to redemption at the option of the Holder of this Note.
(e)          Effectiveness of Redemption.  If notice of redemption has been duly given and notwithstanding that this Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption, interest shall cease to accrue on this Note, this Note shall no longer be deemed outstanding and all rights with respect to this Note shall forthwith on such date fixed for redemption cease and terminate unless Company shall default in the payment of the redemption price, except only the right of the Holder hereof to receive the amount payable on such redemption, without interest.
(f)          Regulatory Approvals.  Any redemption or prepayment of this Note shall be subject to receipt of any and all required federal and state regulatory approvals, including, but not limited to, the consent of the FRB (or any successor Federal bank regulatory agency having supervisory authority over the Issuer).  In the case of any redemption or prepayment of this Note, the Issuer will give the Holder notice not less than thirty (30) nor more than forty-five (45) calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid.
(g)          Purchase and Resale of the Subordinated Notes. Subject to any required federal and state regulatory approvals and the provisions of this Note, the Issuer shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise.  If the Issuer purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.
10.          Payment Procedures.  Payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered Holder of this Note if such Holder shall have previously provided wire instructions to the Issuer, upon presentation and surrender of this Note at the Payment Office (as defined in Section 15 below) or at such other place or places as the Issuer shall designate by notice to the registered Holders as the Payment Office, provided that this Note is presented to the Issuer in time for the Issuer to make such payments in such funds in accordance with its normal procedures.  Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds or check mailed to the registered Holder, as such person’s address appears on the Security Register.  Interest payable on any Interest Payment Date shall be payable to the Holder in whose name this Note is registered at the close of business on January 15, April 15, July 15 or October 15, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”) for such Interest Payment Date, except that interest not paid on the Interest Payment Date, if any, will be paid to the Holder in whose name this Note is registered at the close of business on a special record date fixed by the Issuer (a “Special Record Date”), notice of which shall be given to the Holder not less than ten (10) calendar days prior to such Special Record Date (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”).  To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal or interest on this Note not paid when due.  All payments on this Note shall be applied first against costs and expenses of the Holder hereunder; then against interest due hereunder; and then against principal due hereunder.  Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes.  In the event Holder receives payments in excess of its pro rata share of the Issuer’s payments to the holders of all of the Subordinated Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Subordinated Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

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11.          Form of Payment.  Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
12.          Registration of Transfer, Security Register.  Except as otherwise provided herein, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Holder in person, or by his attorney duly authorized in writing, at the Payment Office.  The Issuer shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”).  Upon surrender or presentation of this Note for exchange or registration of transfer, the Issuer shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Issuer to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Holder.  Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Holder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Issuer may reasonably request to comply with applicable law.  No exchange or registration of transfer of this Note shall be made on or after the fifteenth (15th) day immediately preceding the Maturity Date.
13.          Charges and Transfer Taxes.  No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (or presentation of evidence that such tax, charge or fee has been paid).
14.          Ownership.  Prior to due presentment of this Note for registration of transfer, the Issuer may treat the Holder in whose name this Note is registered in the Security Register as the absolute owner of this Note for receiving payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and the Issuer shall not be affected by any notice to the contrary.

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15.          Notices.  All notices to the Issuer under this Note shall be in writing and addressed to the Issuer at Quaint Oak Bancorp, Inc., 501 Knowles Avenue, Southampton, Pennsylvania 18966, Attention: President and Chief Executive Officer, or to such other address as the Issuer may notify to the Holder (the “Payment Office”).  All notices to the Holders shall be in writing and sent by first-class mail to each such Holder at his or its address as set forth in the Security Register.
16.          Denominations.  The Subordinated Notes are issuable only as fully registered notes without interest coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.
17.          Absolute and Unconditional Obligation of the Issuer.  No provisions of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.
18.          Waiver and Consent.  Any consent or waiver given by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.  This Note may be also amended or waived pursuant to, and in accordance with, the provisions of Section 8.3 of the Purchase Agreement.  If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Issuer will immediately notify the Holder, and thereafter the Issuer and the Holder will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by this Note to qualify as Tier 2 Capital, if requested by the Issuer.
(a)          No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.
(b)          Any insured depository institution which shall be a Holder of this Note or which otherwise shall have any beneficial ownership interest in this Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.
19.          Further Issues.  The Issuer may, subject to the terms of the Purchase Agreement, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Issue Date and issue price) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.
20.          Governing Law; Interpretation.  This Note shall be governed by and construed in accordance with applicable federal law and the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles of said state.  This Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 capital under the regulatory guidelines of the FRB, and the terms hereof shall be interpreted in a manner to satisfy such intent.

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21.          Priority.  The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Issuer, with all other present or future unsecured subordinated debt obligations of the Issuer, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes.
22.          Status as Collateral.  The obligation evidenced by this Note is ineligible as collateral for a loan by the Issuer or any subsidiary of the Issuer.
23.          Defined Terms. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to it in the Purchase Agreement.
24.          Successors and Assigns. This Subordinated Note shall be binding upon the Company and inure to the benefit of the Holder and its respective successors and permitted assigns.  The Holder may assign all, or any part of, or any interest in, the Holder’s rights and benefits hereunder at any time without notice to or consent of the Company, and the failure of Holder to comply with the requirements of Section 12 shall have no effect of the effectiveness of such assignment.  To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Purchase Agreement as it would have had if it were the Holder hereunder.  The Company may not assign this Subordinated Note or its obligations hereunder except as provided in Section 4 hereto or with the prior written consent of the Holder.
[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested and its corporate seal to be hereunto affixed.
QUAINT OAK BANCORP, INC.

By:
	Name:	Robert T. Strong
	Title:	President and Chief Executive Officer

ATTEST:

Name: John J. Augustine
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Subordinated Note]

ASSIGNMENT FORM
To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)
and irrevocably appoint _______________________________ agent to transfer this Note on the books of Quaint Oak Bancorp, Inc. (the “Issuer”).  The agent may substitute another to act for him.
Date:	Your Signature:
Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The signatory hereto hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.
In connection with any transfer or exchange of any of the Note(s) evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:
(1)	☐	acquired for the undersigned’s own account, without transfer; or
(2)	☐	transferred to the Issuer; or
(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or
(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or
(6)	☐
transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.
Unless one of the boxes is checked, the Issuer will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature Guarantee:	Signature

Signature (must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Signature
Date: